UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2009

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                     Other Events.

On January 21, 2009, AvalonBay Communities, Inc. (the “Company”) announced it has accepted for purchase an aggregate of $101,861,000 million principal amount of its notes (the “Notes”) set forth below, which were validly tendered pursuant to its previously announced cash tender offer for such notes (the “Tender Offer”).  The Tender Offer expired at 11:59 p.m., New York City time, on Friday, January 16, 2009.  The Tender Offer was made pursuant to the Offer to Purchase dated January 9, 2009 and the related Letter of Transmittal.

CUSIP Number	Title of Security	Aggregate Principal Amount Accepted for Purchase
05348E AB5	7.50% Medium-Term Notes due August 1, 2009	$37,438,000
05348E AD1	7.50% Medium-Term Notes due December 15, 2010	$64,423,000

A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1.

ITEM 9.01                                     Financial Statements and Exhibits.

(d)                                                         Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

January 22, 2009
	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 21, 2009.